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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2004

TBA ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22582	62-1535897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16501 VENTURA BOULEVARD, SUITE 601, ENCINO, CALIFORNIA 91436
(Address of principal executive offices, including zip code)

(818) 728-2600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Information and Regulation FD Disclosure.

     On April 8, 2004, TBA Entertainment Corporation, a Delaware corporation (“TBA”), entered into a Merger Agreement (the “Merger Agreement”) with TBA Holdings, LLC, a Delaware limited liability company (“Purchaser”), and TBA Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub”). Pursuant to the Merger Agreement, Purchaser will acquire all the outstanding shares of TBA’s capital stock by merging Merger Sub with and into TBA, with TBA continuing to exist as the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger”).

     Purchaser will acquire all of TBA’s capital stock for cash consideration of $6,150,000 which, after deduction of certain transaction expenses, results in net consideration of approximately $0.67 per share of common stock and approximately $0.70 per share of preferred stock. The merger consideration is subject to downward adjustment based on certain of TBA’s other expenses incurred in connection with the Merger, as described in the Merger Agreement.

     The Merger Agreement conditions the closing of the Merger upon the approval of the transaction by TBA’s stockholders, the restructuring of TBA’s credit facility with AmSouth Bank, the issuance by TBA’s independent auditors of an unqualified audit report for the year ended December 31, 2003, the inclusion in TBA’s Form 10-K for 2003 of certain disclosure related to available cash flows, and other customary closing conditions.

     The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1.

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     In connection with the Merger Agreement, Thomas Jackson Weaver III, Chief Executive Officer and Chairman of TBA, has agreed to vote his shares in favor of approving the Merger Agreement and the Merger, and against any proposal or action that could interfere with or impede the Merger. Pursuant to a Consulting Agreement between Mr. Weaver and Merger Sub, Mr. Weaver will serve as a consultant to TBA for three years following the Merger and will receive compensation of $175,000 per year for such services.

     The Board of Directors of TBA, acting upon a recommendation of a special committee composed entirely of disinterested directors, has determined that the Merger Agreement and the Merger are advisable and in the best interests of the stockholders of TBA, and has unanimously approved and adopted the Merger Agreement. Bear Stearns & Co. Inc. served as the financial advisor to TBA in connection with the transaction. Purchaser and Merger Sub have represented in the Merger Agreement that they have sufficient committed funds available to pay the merger consideration.

     As soon as practicable, TBA will file a proxy statement relating to the Merger with the Securities and Exchange Commission and will schedule a special meeting of stockholders to vote on a proposal to approve and adopt the Merger Agreement and the Merger. TBA’s Board of Directors has unanimously recommended that the stockholders approve and adopt the Merger Agreement and the Merger. Stockholders who do not vote in favor of the Merger Agreement will be entitled to seek appraisal rights under Delaware law.

     A copy of the press release issued by TBA on April 8, 2004, announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	None.

(b)	None.

(c)	Exhibits. The following are filed as Exhibits to this report:

	2.1	Merger Agreement, dated April 8, 2004 by and among TBA Holdings, LLC, TBA Merger Sub, Inc. and TBA Entertainment Corporation. (The exhibits and schedules to the Merger Agreement have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K, and the registrant agrees to furnish supplementally a copy of such omitted exhibits and schedules to the Securities and Exchange Commission upon request)

	99.1	Press Release, dated April 8, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBA ENTERTAINMENT CORPORATION

DATE: April 9, 2004	By:	/s/ Bryan J. Cusworth

Bryan J. Cusworth
Chief Financial Officer